UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 29, 2004

THE GREENBRIER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 1-13146

Delaware	93-0816972
(State of Incorporation)	(I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR 97035
(Address of principal executive offices) (Zip Code)

(503) 684-7000
(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure

     During the fiscal quarter ended February 29, 2004, the Company decided to retain its European operations. Accordingly, the Company has reclassified certain financial information previously reported in its Annual Report on Form 10-K for the fiscal year ended August 31, 2003 (the “Form 10-K”) from discontinued operations to continuing operations.

     The attached consolidated balance sheets as of August 31, 2003 and 2002 and the related statements of operations, stockholders’ equity and comprehensive income (loss) and cash flows for each of the three years in the period ended August 31, 2003 and the notes to the consolidated financial statements included in Item 8 of the Form 10-K, have been revised to reflect the reclassification of the Company’s European operations from discontinued operations to continuing operations.

     The attached selected financial data for each of the five years in the period ended August 31, 2003, included in Item 6 of the Form 10-K, and Management’s Discussion and Analysis of Financial Condition and Results of Operations, included in Item 7 and the Condensed Financial Statements of the Registrant included in Item 15 of the Form 10-K, have also been revised to conform to the presentation of the reclassified financial statements.

     The attached information should be read together with the Company’s SEC filings subsequent to the Form 10-K, including its Quarterly Reports on Form 10-Q for the quarterly periods ended November 30, 2003, February 29, 2004 and May 31, 2004.

     The restated information is attached as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

(c)	Exhibits:

23	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

99.1

•	Selected Financial Data for each of the five years in the period ended August 31, 2003

•	Management’s Discussion and Analysis of Financial Condition and Results of Operations

•	Consolidated balance sheets as of August 31, 2003 and 2002 and the related statements of operations, stockholders’ equity and comprehensive income (loss) and cash flows for each of the three years in the period ended August 31, 2003 and the notes to the consolidated financial statements

•	Schedule I The Greenbrier Companies, Inc. Condensed Financial Information of the Registrant

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE GREENBRIER COMPANIES, INC.

Date: July 29, 2004	By:	/s/ Larry G. Brady

Larry G. Brady Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)